Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 12, 2026

among

THE CHEMOURS COMPANY, as Issuer,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee,

to the Indenture, dated as of November 27, 2020,
relating to Senior Debt Securities

Table of Contents

Page

-i-

APPENDIX Rule 144A/Regulation S Appendix

EXHIBIT A Form of 7.875% Senior Note due 2034

EXHIBIT B Form of Supplemental Indenture to be Delivered by Additional Subsidiary Guarantors

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fourth Supplemental Indenture

FOURTH SUPPLEMENTAL INDENTURE, dated as of March 12, 2026 (this “Fourth Supplemental Indenture”), among The Chemours Company, a Delaware corporation (the “Company”), each of the Subsidiary Guarantors party hereto or that becomes a Subsidiary Guarantor pursuant to the terms of this Fourth Supplemental Indenture and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), under an Indenture dated as of November 27, 2020, between the Company and Deutsche Bank Trust Company Americas, as successor trustee to U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank Trust Company) (the “Base Indenture” and, together with this Fourth Supplemental Indenture, the “Indenture”). All capitalized terms used in this Fourth Supplemental Indenture and not otherwise defined herein have the meanings given such terms in the Base Indenture.

WHEREAS, the Company desires to establish, under the terms of the Base Indenture, a series of its Securities (such securities being of the type referred to in the Base Indenture and in this Fourth Supplemental Indenture as the “Securities”) to be known as its 7.875% Senior Notes due 2034 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof, to be set forth as provided in the Base Indenture and in this Fourth Supplemental Indenture;

WHEREAS, this Fourth Supplemental Indenture is being entered into pursuant to the provisions of Article 10 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.03 of the Base Indenture, to add the Subsidiary Guarantors as obligors and to issue the Notes in accordance with Section 2.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Fourth Supplemental Indenture; and

WHEREAS, all requirements necessary to make this Fourth Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Fourth Supplemental Indenture have been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders (as defined below) thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1 Definition of Terms.

(a) Capitalized terms used but not defined in this Fourth Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

(b) For purposes of this Fourth Supplemental Indenture, the following terms have the meanings given to them in this Section 1.1(b):

“Additional Notes” has the meaning set forth in Section 2.1(b).

“Applicable Premium” means, as calculated by the Company with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note at March 15, 2029 (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing in Section 2.6(a)) (excluding accrued but unpaid interest, if any), plus (ii) all required interest payments due on such Note through March 15, 2029 (excluding accrued and unpaid interest thereon to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction, the present value (discounted at the interest rate implicit in the lease involved in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of: (1) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and (2) the Attributable Debt determined assuming no such termination.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use other than operating leases) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 4.1, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee. Notwithstanding the foregoing, all obligations of the Company and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on January 1, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease Obligation) for purposes of the Indenture regardless of any change in GAAP following January 1, 2019 (that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation).

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“CFC” means (a) a Person that is a “controlled foreign corporation” for purposes of the Code and (b) each Subsidiary of any such Person.

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)), other than to the Company or one of its Subsidiaries; or (2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; provided, however, that a Person shall not be deemed beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder.

Notwithstanding the foregoing, a transaction in which the Company or a parent entity of the Company becomes a subsidiary of any Future Parent Entity shall not constitute a Change of Control if, immediately following the consummation of such transaction, (a) the voting equity holders of the Company or such parent entity immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, more than 50% of the total voting power of the Voting Stock of the Company or such Future Parent Entity, or (b) no Person, other than the Future Parent Entity or any wholly owned subsidiary of the Future Parent Entity beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the total voting power of the Voting Stock of the Company or such Future Parent Entity.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person and its Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense and capitalized fees, including, without limitation, capitalized fees related to any Qualified Securitization Transaction or a receivables facility and amortization of intangible assets, debt issuance costs, commissions, fees and expenses, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP (excluding, in each case, amortization expense attributable to a prepaid cash item that was paid in a prior period).

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations and (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness but excluding (i) penalties and interest relating to taxes; (ii) accretion or accrual of discounted liabilities not constituting Indebtedness, (iii) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) any expensing of bridge, commitment and other financing fees and (vi) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Transaction or receivables facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(2) any after-tax effect of income (loss) from abandoned or discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded;

(3) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business or consistent with past practice, as determined in good faith by the Company, shall be excluded;

(4) the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) or cash equivalents to the referent Person or a Restricted Subsidiary thereof in respect of such period (other than any such proceeds that are used to make an Investment by the Company or any Restricted Subsidiary in a joint venture to the extent funded with the proceeds of a cash dividend or other cash distribution made by such joint venture);

(5) [Reserved];

(6) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(7) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, physical assets (including commodities and inventory), long-lived assets or investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(8) any non-cash compensation or similar charge or expense or reduction of revenue, including any such charge or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management, other employees or business partners of the Company or any of its direct or indirect parent companies or subsidiaries shall be excluded;

(9) (a) any fees, losses, costs, expenses or charges incurred during such period, or any amortization therefor for such period, in connection with any acquisition, disposition, recapitalization, Investment (or other investment), asset sale, issuance, repayment or amendment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed), (b) any non-cash expenses or charges recorded in accordance with GAAP relating to currency valuation of foreign denominated debt and (c) any charges or non-recurring merger costs incurred during such period as a result of any such transaction including, without limitation, any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with any acquisition or business arrangement (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) shall be excluded;

(10) all extraordinary, unusual or non-recurring charges, gains and losses (whether cash or non-cash) (including, without limitation, all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP shall be excluded;

(11) inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisition transactions shall be excluded; and

(12) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of ASC 815 Derivatives and Hedging; and

(b) foreign currency and other non-operating gain or loss and foreign currency gain (loss) included in other operating expenses including any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

In addition, to the extent not already included in (or excluded from, as applicable) Consolidated Net Income, Consolidated Net Income shall (x) include the amount of proceeds received by the Company or any Restricted Subsidiary or due to the Company or any Restricted Subsidiary, in each case from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other investment or any disposition of any asset permitted under the Indenture, but, in the case of any such amount that has not yet been received by the Company or any Restricted Subsidiary, only to the extent that the Company has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period), and (y) exclude any expenses, charges or losses that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Company has made a good faith determination that a reasonable basis exists that such amount will in fact be reimbursed; provided that in case of clause (x), any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense, charge or loss reimbursed was previously disregarded pursuant to this clause.

“Consolidated Net Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Secured Indebtedness as of such date of determination less unrestricted cash and cash equivalents of the Company and its Restricted Subsidiaries as of such date of determination (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such date of determination; provided that the cash proceeds of any proposed incurrence of Indebtedness shall not be included in unrestricted cash and cash equivalents for purposes of this definition) to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending immediately prior to such determination date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Consolidated Net Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Net Secured Leverage Ratio is made, then the Consolidated Net Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on any ratio-based exceptions, thresholds or baskets, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other exceptions, thresholds or baskets (other than ratio-based exceptions, thresholds or baskets) on the same date. Each item of Indebtedness that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant ratio-based test.

Any calculation or measure that is determined with reference to the Company’s financial statements (including the Consolidated Net Secured Leverage Ratio) may be determined with reference to the financial statements of a parent entity instead, so long as such parent entity does not hold any material assets other than, directly or indirectly, the Capital Stock of the Company.

For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, consolidations, operational changes, business expansions and disposed or discontinued operations that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Net Secured Leverage Ratio calculation date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, operational changes, business expansions and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries shall have made any Investment, acquisition, disposition, merger, consolidation, operational change, business expansion or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Consolidated Net Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, operational change, business expansion or disposed or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, consolidation, operational change, business expansion, disposed or discontinued operation or any other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings, operating expense reductions and synergies resulting from such Investment, acquisition, disposition, merger, consolidation, operational change, business expansion, disposed or discontinued operation or other transaction, in each case calculated in the manner described in the definition of “EBITDA” herein). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Net Secured Leverage Ratio calculation date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the second paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated Net Tangible Assets” means, as at any date, the aggregate amount of assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP, and excluding assets of any Securitization Special Purpose Entity that is a Restricted Subsidiary) after deducting therefrom (1) (to the extent otherwise included therein) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and all other intangible assets and (2) all current liabilities (excluding current liabilities of any Securitization Special Purpose Entity that is a Restricted Subsidiary), all as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet or the Notes thereto for which internal financial statements are available of the Company and its Restricted Subsidiaries in accordance with GAAP; provided that, for purposes of calculating Consolidated Net Tangible Assets of the Company and its

Restricted Subsidiaries pursuant to Section 4.1(b), Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries shall be adjusted to reflect such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Net Secured Leverage Ratio.

“Coupon Rate” has the meaning set forth in Section 2.5(a).

“Credit Agreement” means the Amendment and Restatement Agreement, dated as of April 18, 2023, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the issuing banks and lenders party thereto, as such agreement may be amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time in one or more agreements or instruments (in each case with the same or new lenders, investors, purchasers or other debtholders), including pursuant to any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement and the Existing Notes), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of debt securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency pursuant to the provisions of Section 17A of the Exchange Act or other applicable statute or regulation.

“Derivative Instrument,” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/ or the creditworthiness of the Company and/or any one or more of the Subsidiary Guarantors (the “Performance References”).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock), in whole or in part, in each case prior to the date that is 91 days after the maturity date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America or any State thereof or the District of Columbia other than a Foreign Subsidiary Holding Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by the following, in each case (other than clause (g)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes, and foreign withholding taxes and penalties and interest relating to taxes of such Person paid or accrued during such period; plus

(b) Consolidated Interest Expense of such Person for such period; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges, integration, business optimization and acquisition, investment or disposal-related costs (whether incurred prior to, or after, the consummation of any such acquisition, investment or disposal), retention charges, stock option and any other equity-based compensation expenses deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions, investments or disposals before or after the Issue Date and costs related to the closure and/or consolidation of facilities or headcount reductions or other similar actions (including severance charges in respect of employee terminations); plus

(e) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) income attributable to non-controlling interests in Subsidiaries to the extent deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(g) the amount of net cost savings, operating expense reductions, other operating improvements, integration benefits, initiatives and synergies projected by the Company in good faith to be realized as a result of actions initiated or to be initiated or taken on or prior to the date that is 24 months after the consummation of any acquisition, amalgamation, merger or operational change or other action, plan or transaction and prior to or during such period (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, integration benefits, initiatives or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and quantifiable and (y) no cost savings shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing “EBITDA” for such period; provided, further, that the adjustments pursuant to this clause (g) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the definition of “Consolidated Net Secured Leverage Ratio”; plus

(h) the amount of any earn-out payments, contingent consideration or deferred purchase price of any kind in conjunction with acquisitions; plus

(i) losses to the extent reimbursable by third parties in connection with any acquisition permitted hereunder, as determined in good faith by the Company; and

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of Capital Stock of the Company (excluding Disqualified Stock), other than: (i) public offerings with respect to the Company’s common stock registered on Form S-8; (ii) issuances to any Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company; and (iii) any offering of common stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Executed Documentation” has the meaning set forth in Section 11.8.

“Existing Notes” means the Company’s (1) 5.375% Senior Notes due 2027, (2) 5.750% Senior Notes due 2028, (3) 4.625% Senior Notes due 2029 and (4) 8.000% Senior Notes due 2033, in each case issued and outstanding on the Issue Date.

“Final Offering Memorandum” means that certain offering memorandum dated as of February 26, 2026, relating to the Notes.

“Foreign Subsidiary Holding Company” means any Restricted Subsidiary substantially all of whose assets consist of Capital Stock and/or Indebtedness of one or more CFCs.

“Future Parent Entity” has the meaning set forth in Section 4.2(g).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect as of the Issue Date.

“Global Note” has the meaning set forth in Section 2.3(b).

“Guaranteed Obligations” has the meaning set forth in Section 3.1.

“Hedging Obligations” means obligations under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices.

“Holder,” “holder,” “noteholder,” “securityholder” or other similar term means any person in whose name the Notes are registered on the Security Register kept by the Company in accordance with the terms hereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable (other than letters of credit issued in respect of trade payables);

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3) the principal component of all obligations of such Person issued or assumed as the deferred purchase price of property (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business or consistent with past practice), which purchase price is due more than six months after the date of placing such property in service or taking final delivery and title thereto;

(4) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed); provided that such obligations shall not constitute Indebtedness except to the extent drawn upon or presented and not paid within 10 business days;

(5) all guarantees by such Person of obligations of the type referred to in clauses (1) through (4); and

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. Notwithstanding anything to the contrary in foregoing, the term “Indebtedness” shall not include (1) post-closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is no longer contingent, (2) accrued expenses (other than expenses of the type described in clause (3) above), (3) intercompany liabilities, (4) prepaid or deferred revenue, (5) purchase price holdbacks arising in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (6) Indebtedness of any parent entity appearing on the balance sheet of the Company solely by reason of push down accounting under GAAP.

The amount of Indebtedness of any Person will be deemed to be:

(A) with respect to contingent obligations that constitute Indebtedness, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness;

(C) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness;

(D) with respect to any Hedging Obligation that constitutes Indebtedness, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person; and

(E) otherwise, the outstanding principal amount thereof.

Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815 — Derivatives and Hedging and related pronouncements to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Initial Notes” has the meaning set forth in Section 2.1(a).

“Interest Payment Date” has the meaning set forth in Section 2.5(a).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) or BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers, employees and consultants in each case made in the ordinary course of business or consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the Notes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or cash equivalents by the Company or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means March 12, 2026.

“LCT Election” has the meaning set forth in Section 1.2.

“LCT Test Date” has the meaning set forth in Section 1.2.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement or any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) any acquisition or other investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Material Indebtedness” means Indebtedness (other than the Notes and the Subsidiary Guarantees) for borrowed money of any one or more of the Company and the Subsidiary Guarantors in an aggregate principal amount exceeding $150,000,000.

“Maturity Date” means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon.

“Moody’s” means Moody’s Investors Services Inc. and its successors.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Short” means, with respect to a noteholder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Subsidiary Guarantor immediately prior to such date of determination.

“Performance References” has the meaning set forth in the definition of “Derivative Instrument.”

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness (including Capital Lease Obligations) incurred to finance the acquisition, construction, purchase, replacement or lease of, or repairs, improvements or additions to, property, plant or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) of such Person (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 12 months after the later of such acquisition, completion of construction, purchase, replacement or lease of, repairs, improvement or additions to, such property, plant or equipment subject to the Lien; provided, further, that individual financings of equipment or other assets in favor of any Person (or any of its affiliates) may be cross collateralized to other financings of equipment provided by such Person (or its affiliates);

(2) Liens existing on the Issue Date not otherwise constituting Permitted Liens;

(3) Liens on assets, property or shares of Capital Stock (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses or the assets of any special purpose merger subsidiary that is party to the acquisition of such Person); provided, further, that individual financings of equipment or other assets in favor of any Person (or any of its affiliates) may be cross collateralized to other financings of equipment provided by such Person (or its affiliates);

(4) Liens on assets or property (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom) at the time such Person or any of its Subsidiaries acquires the assets or property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property or the assets of any special purpose merger subsidiary that is party to the acquisition of such Person); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto or pursuant to customary after-acquired property clauses); provided, further, that individual financings of equipment or other assets in favor of any Person (or any of its affiliates) may be cross collateralized to other financings of equipment provided by such Person (or its affiliates);

(5) (a) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or another Subsidiary of such Person, (b) Liens granted by a Restricted Subsidiary that is not a Subsidiary Guarantor in favor of any Subsidiary Guarantor or the Company and (c) Liens granted by a Subsidiary Guarantor or the Company in favor of any other Subsidiary Guarantor or the Company;

(6) Liens securing Hedging Obligations;

(7) Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in Section 4.1(b) or in the foregoing clause (1), (2), (3) or (4) or clause (15) below; provided, however, that, in respect of the foregoing clause (1), (2), (3) or (4) or clause (15) below:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus additions, improvements, accessions and replacements and customary deposits in connection therewith and proceeds, products and distributions therefrom); provided that individual financings of equipment or other assets in favor of any Person (or any of its affiliates) may be cross collateralized to other financings of equipment provided by such Person (or its affiliates); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under Section 4.1 or in the foregoing clause (1), (2), (3) or (4) at the time the original Lien became a Permitted Lien, plus accrued interest thereon, and (y) an amount necessary to pay any fees, commissions, discounts and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(8) Liens incurred to secure cash management services in the ordinary course of business or consistent with past practice;

(9) Liens securing the Notes (including any Additional Notes) and any Subsidiary Guarantees;

(10) Liens securing Indebtedness under Credit Facilities in an aggregate outstanding principal amount not to exceed, at the time of incurrence and after application of the proceeds therefrom, the greater of (a) $3.20 billion and (b) such amount as would not cause the Consolidated Net Secured Leverage Ratio to exceed 2.50:1.00;

(11) Liens securing Indebtedness incurred by a Securitization Special Purpose Entity pursuant to a Qualified Securitization Transaction that is without recourse to the Company or to any Restricted Subsidiary other than a Securitization Special Purpose Entity (other than Standard Securitization Undertakings) in an aggregate outstanding principal amount not to exceed the greater of $500 million and 10% of Consolidated Net Tangible Assets;

(12) Liens securing Indebtedness of an Unrestricted Subsidiary that becomes a Restricted Subsidiary in accordance with the Indenture and Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any such Indebtedness; provided that such Subsidiary was an Unrestricted Subsidiary at the time such Indebtedness was originally incurred and such Indebtedness was not incurred in contemplation of such Unrestricted Subsidiary becoming a Restricted Subsidiary;

(13) Liens on any asset of any Restricted Subsidiary that is not a Subsidiary Guarantor; provided that such Liens only extend to the assets of any Restricted Subsidiary that is not a Subsidiary Guarantor;

(14) Liens on cash and cash equivalents deposited to discharge, redeem or defease Indebtedness and on any cash and Cash Equivalents held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof;

(15) Liens in favor of governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the property, shares of Capital Stock or Indebtedness subject to such Liens, or the cost of constructing or improving the property subject to such Liens; and

(16) Liens securing cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Qualified Securitization Transaction” means any transaction or series of transactions entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary sells, conveys, grants a security interest in or otherwise transfers to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity sells, conveys, grants a security interest in or otherwise transfers to one or more other Persons, any Securitization Assets (whether now existing or arising in the future).

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is downgraded by either of the Rating Agencies within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control and (2) the occurrence of a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a downgrade of the Notes by the applicable Rating Agency shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a downgrade for purposes of this definition of Rating Event) if such Rating Agency making the downgrade in rating does not publicly announce or confirm or inform the Company or the Trustee in writing at the request of the Company that the downgrade is a result of the transactions constituting or occurring simultaneously with the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade); provided, further, that no Rating Event will be deemed to have occurred if the Notes are rated Investment Grade by both Rating Agencies at the end of such period.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. Upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a Restricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale/Leaseback Transaction” means an arrangement relating to real or tangible personal property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary sells or otherwise transfers such property to a Person and the Company or a Restricted Subsidiary thereafter rents or leases it for substantially the same purpose or purposes as the property sold or transferred from such Person.

“Screened Affiliate” means any Affiliate of a holder of Notes (i) that makes investment decisions independently from such noteholder and any other Affiliate of such noteholder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such noteholder and any other Affiliate of such noteholder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such noteholder or any other Affiliate of such Holder that is acting in concert with such noteholder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such noteholder or any other Affiliate of such noteholder that is acting in concert with such noteholder in connection with its investment in the Notes.

“Secured Indebtedness” means the principal amount of all Indebtedness of the Company or any of the Subsidiary Guarantors that is (1) described in clause (1), (2) or (4) of the definition of Indebtedness (or described in clause (5) or (6) of the definition of Indebtedness in respect of obligations of the type described in clause (1), (2) or (4) of the definition of Indebtedness) and (2) secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Assets” means (i) all receivables, inventory or royalty or other revenue streams transferred in connection with asset securitization transactions by the Company or any Restricted Subsidiary pursuant to documents relating to any Qualified Securitization Transaction, (ii) all rights arising under the documentation governing or related to receivables (including rights in respect of Liens securing such receivables and other credit support in respect of such receivables), any proceeds of such receivables and any lockboxes or accounts in which such proceeds are deposited, spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, any warranty, indemnity, dilution and other intercompany claim, arising out of the documents relating to such Qualified Securitization Transaction and other assets that are transferred or in respect of which security interests are granted in connection with asset securitizations involving accounts receivable, and (iii) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (i) and (ii).

“Securitization Special Purpose Entity” means a Person (including, without limitation, a Restricted Subsidiary) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no activities and holds no assets other than those incidental to such Qualified Securitization Transaction.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission and, for the purpose of determining whether an Event of Default has occurred, any group of Subsidiaries that combined would be such a Significant Subsidiary.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by the Company or any Restricted Subsidiary (other than a Securitization Special Purpose Entity) that are customary in connection with any Qualified Securitization Transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsequent Transaction” has the meaning set forth in Section 1.2.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantees” has the meaning set forth in Section 3.1.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Fourth Supplemental Indenture on the Issue Date as a guarantor and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two business days prior to the redemption date (or in connection with a discharge, two business days prior to the date of deposit with the Trustee or paying agent, as applicable) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2029; provided, however, that, if the period from the redemption date to March 15, 2029 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb).

“Unrestricted Subsidiary” means any Subsidiary that has been designated as an “Unrestricted Subsidiary” pursuant to, and in accordance with (i) the Credit Agreement (as in effect on the Issue Date) or (ii) any amendment, modification, supplement, restatement, extension, renewal, refinancing, replacement or substitution thereof that provides the Company with similar rights to designate Subsidiaries as “unrestricted”, in each case, for so long as such Credit Agreement remains in effect and such Subsidiary is so designated thereunder. If there are one or more Unrestricted Subsidiaries under the Indenture and any such Unrestricted Subsidiary ceases to be an “unrestricted subsidiary” under any such Credit Agreement (whether by termination of such Credit Agreement, re-designation of such Subsidiary or otherwise), such Subsidiary shall automatically become a Restricted Subsidiary under the Indenture.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

(c) All references in this Fourth Supplemental Indenture to Section numbers shall be to the Sections of this Fourth Supplemental Indenture, unless indicated otherwise.

SECTION 1.2 Limited Condition Transactions.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of any provision of the Indenture that requires that no Default or Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the Company’s option, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreement for such Limited Condition Transaction is entered into.

Furthermore, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(1) determining compliance with any provision of the Indenture which requires the calculation of any financial ratio or test, including the Consolidated Net Secured Leverage Ratio; or

(2) testing availability under baskets set forth in the Indenture (including baskets measured as a percentage of Consolidated Net Tangible Assets);

in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction with such adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Net Secured Leverage Ratio as if such Limited Condition Transaction and any actions or transactions related thereto occurred at the beginning of the applicable period, the Company or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, (i) if the Company has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Net Secured Leverage Ratio or Consolidated Net Tangible Assets, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations and (ii) such ratios, tests or baskets shall not be tested at the time of consummation of such Limited Condition Transaction, unless the Company elects in its sole discretion to test such ratio, test or basket on the date such Limited Condition Transaction is consummated instead of the date of the related definitive agreement. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made after giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under the Indenture, any such ratio, test or basket shall be required to be satisfied assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.1 Designation and Principal Amount.

(a) There is hereby authorized and established under the terms of the Indenture a series of the Company’s Securities designated the “7.875% Senior Notes due 2034” initially limited in aggregate principal amount to no more than $700,000,000 (“Initial Notes”), which amount shall be as set forth in one or more written orders of the Company for the authentication and delivery of the Notes pursuant to Section 2.06 of the Base Indenture.

(b) The Company may, from time to time, without notice to or consent of the Holders of the Notes, issue additional Securities having the same interest date, maturity and other terms as the Initial Notes (any such additional Securities, “Additional Notes”). Any such Additional Notes, together with the Initial Notes, will constitute a single series of Securities under the Indenture; provided that if such Additional Notes are not fungible for United States federal income tax purposes or if the Company otherwise determines that any Additional Notes should be differentiated from any other Notes, such Additional Notes will have a separate CUSIP number.

SECTION 2.2 Maturity.

The Maturity Date for the Notes is March 15, 2034.

SECTION 2.3 Form of Notes; Global Form.

(a) The Notes and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form attached as Exhibit A hereto. The terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Base Indenture as supplemented by this Fourth Supplemental Indenture. Provisions relating to the Notes are set forth in the Rule 144A/Regulation S Appendix hereto (the “Appendix”), which is hereby incorporated in and expressly made part of this Fourth Supplemental Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Base Indenture as supplemented by this Fourth Supplemental Indenture, or as may be required by the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(b) So long as any Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.07 of the Base Indenture, all of the Notes shall be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (each and collectively, the “Global Note”), without coupons. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with the Indenture and the Applicable Procedures. Except as otherwise provided in the Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

SECTION 2.4 Transfer and Exchange of Global Notes.

(a) The Notes shall be transferable only in compliance with the Appendix. A Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

(b) If at any time, (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed, (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in certificated form, or (3) there has occurred and is continuing an Event of Default with respect to the Notes, then the Company shall execute, and, subject to Article 2 of the Base Indenture, the Trustee, upon written notice from the Company, shall authenticate and make available for delivery the Notes in definitive registered form without coupons, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note and bearing transfer restriction legends when required by the Appendix. In such event the Company shall execute, and subject to Section 2.07 of the Base Indenture, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, shall authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note and bearing transfer restriction legends when required by the Appendix. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5 Interest.

(a) Each Note shall bear interest at the rate of 7.875% per annum (the “Coupon Rate”) from March 12, 2026 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semi-annually, payable semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), beginning on September 15, 2026, to the Person in whose name such Note or any predecessor Note is registered at the close of business on the regular record date for such interest installment, whether or not a business day. The regular record dates shall be the March 1 and September 1 prior to the regular Interest Payment Date.

(b) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semi-annual period for which interest is computed shall be computed on the basis of the actual number of days elapsed in such a 30-day period. In the event that any date on which interest is payable on the Notes is not a business day, then payment of interest payable on such date shall be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay).

SECTION 2.6 Redemption.

(a) The Notes are redeemable at the option of the Company, subject to the terms and conditions of Article 3 of the Base Indenture, in whole or in part, at any time and from time to time (x) prior to March 15, 2029, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date) or (y) on and after March 15, 2029, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date), if redeemed beginning on March 15 of the years indicated below:

Date	Percentage
2029	103.938%
2030	101.969%
2031 and thereafter	100.000%

In addition, prior to March 15, 2029, the Company may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price equal to 107.875% of the aggregate principal amount of such Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date (subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date), with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the aggregate principal amount of the Notes originally issued under this Fourth Supplemental Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

In connection with any tender offer for all of the outstanding Notes at a price of at least 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, by first class mail to each holder of Notes, or by electronic delivery, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.

(b) Notes with a principal amount of $2,000 or less will be redeemed in whole and not in part. Notice of any redemption shall be given at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes shall be selected by the Trustee on a pro rata basis or by lot to the extent practicable subject to its customary procedures or the applicable procedures of the Depositary, as the Trustee in its sole discretion deems to be fair and appropriate.

(c) Reserved.

(d) Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, including any offering or other corporate transaction, and any such redemption or notice may be subject to one or more conditions precedent, including the completion of the related offering or corporate transaction. In addition, if such redemption or notice is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in the Company’s discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

SECTION 2.7 Offer to Purchase.

(a) Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem the Notes under Section 2.6(a), each noteholder will have the right to require the Company to purchase all or a portion of such holder’s Notes pursuant to Section 2.7(b) (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount of the holder’s Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(b) Within 30 days following the date upon which the Change of Control Repurchase Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send a notice, by first class mail to each noteholder, or by electronic delivery in the case of a Global Note, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 10 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date (which date may be extended one or more times at the Company’s option, including by more than 60 days from the date such notice is mailed, until the consummation of the Change of Control). Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the Applicable Procedures, prior to the close of business on the third business day prior to the Change of Control Payment Date.

(c) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d) If holders of not less than 90% in aggregate principal amount of the outstanding Notes tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 2.7(c), purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

(e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.7, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.7 by virtue of its compliance with such securities laws or regulations.

(f) The provisions of this Section 2.7 relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then Outstanding.

(g) On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.8 Ranking.

The Notes and the Subsidiary Guarantees shall be unsecured and will rank pari passu in right of payment with all of the existing and future unsecured unsubordinated obligations of the Company and the Subsidiary Guarantors, as the case may be.

SECTION 2.9 Registrar and Paying Agent.

The Company hereby appoints Deutsche Bank Trust Company Americas as registrar and paying agent with respect to the Notes. The Company may appoint and change any paying agent or registrar without notice to the Holders. The Company or any of its Subsidiaries may act as paying agent or registrar.

ARTICLE 3

SUBSIDIARY GUARANTEES

SECTION 3.1 Subsidiary Guarantee.

(a) Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees (collectively, the “Subsidiary Guarantees”), as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee acting in any capacity under the Indenture) and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Company under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes, on the terms set forth in the Indenture by executing the Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that such Subsidiary Guarantor shall remain bound under this Article 3 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations.

(c) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d) Except as expressly set forth in Section 3.2 or 3.3, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e) Subject to Sections 3.2 and 3.3, each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or any of its Subsidiaries or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Trustee.

(g) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Section 5.1 hereof and Article 6 of the Base Indenture for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 5.1 hereof and Article 6 of the Base Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 3.1.

(h) Each Subsidiary Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 3.1.

(i) Each Subsidiary Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

SECTION 3.2 Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that, any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled, upon payment in full of all Guaranteed Obligations under the Indenture, to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with GAAP.

SECTION 3.3 Releases.

A Subsidiary Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged, without further action required on the part of the Subsidiary Guarantor, the Trustee or any Holder of Notes:

(a) upon the sale or other disposition (including by way of merger, consolidation, dividend distribution or otherwise) of the Capital Stock of such Subsidiary Guarantor after which such Subsidiary Guarantor is no longer a Restricted Subsidiary, or the sale, exchange, transfer or other disposition of all or substantially all of the assets of the Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, so long as such sale or other disposition does not violate Section 8.1;

(b) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor (but, for the avoidance of doubt, the Subsidiary Guarantee of such other Subsidiary Guarantor shall not be so released) or upon the liquidation of such Subsidiary Guarantor, in each case, in compliance with the applicable provisions of the Indenture;

(c) upon release or discharge of the Indebtedness or guarantee of Indebtedness by such Subsidiary Guarantor that resulted in the creation of such Subsidiary Guarantee except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this clause (c)); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other Indebtedness that would require it to provide a Subsidiary Guarantee of the Notes under the Indenture;

(d) the release or discharge of such Subsidiary Guarantor from its guarantee, and of all pledges and security, if any, granted by such Subsidiary Guarantor in connection with the Credit Agreement, except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this clause (d)); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other Indebtedness that would require it to provide a Subsidiary Guarantee of the Notes under the Indenture;

(e) upon such Subsidiary Guarantor becoming an Unrestricted Subsidiary;

(f) upon the Company exercising its legal defeasance option or its covenant defeasance option with respect to the Notes as described under Section 14.02 of the Base Indenture or Section 9.1 or if its obligations under the Indenture with respect to the Notes are discharged in accordance with the terms of the Indenture; or

(g) pursuant to Article 10 of the Base Indenture.

SECTION 3.4 Successors and Assigns.

This Article 3 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 3.5 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 3 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 3 at law, in equity, by statute or otherwise.

SECTION 3.6 Execution and Delivery of Subsidiary Guarantee.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Subsidiary Guarantee pursuant to Section 3.9 to execute a supplemental indenture in substantially the form included in Exhibit B hereto, pursuant to which such Person provides the guarantee set forth in this Article 3 and otherwise assumes the obligations and accepts the rights of a Subsidiary Guarantor under the Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor. The Company also hereby agrees to cause each such new Subsidiary Guarantor to evidence its guarantee by endorsing a notation of such Subsidiary Guarantee on each Note as provided in this Section 3.6.

SECTION 3.7 Non-Impairment.

The failure to endorse a Subsidiary Guarantee on any Notes shall not affect or impair the validity thereof.

SECTION 3.8 Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the Subsidiary Guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.9 Guarantees by Domestic Subsidiaries.

After the date of this Fourth Supplemental Indenture, the Company shall cause each direct and indirect Domestic Subsidiary of the Company that is a Restricted Subsidiary and that (a) incurs or guarantees any Indebtedness under the Credit Agreement, or (b) guarantees other Material Indebtedness, in each case, to become a Subsidiary Guarantor.

ARTICLE 4

ADDITIONAL COVENANTS

In addition to the covenants set forth in Articles 4, 5 and 11 of the Base Indenture, the Notes shall be subject to the additional covenants set forth in this Article 4.

SECTION 4.1 Limitation on Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (an “Initial Lien”) of any nature whatsoever on any of its properties or assets (whether owned at the Issue Date or thereafter acquired) securing any Indebtedness for borrowed money, other than Permitted Liens, without effectively providing that the Notes (together with, at the option of the Company, any other Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries ranking equally in right of payment with the Notes) shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

(b) Notwithstanding Section 4.1(a), the Company and its Restricted Subsidiaries may create, assume, incur or guarantee Indebtedness for borrowed money secured by a Lien without equally and ratably securing the Notes; provided that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any Indebtedness for borrowed money that is being retired substantially concurrently with any such creation, assumption, incurrence or guarantee, the sum of  (a) the aggregate amount of all outstanding Indebtedness of the Company or any of its Restricted Subsidiaries for borrowed money secured by Liens (other than Permitted Liens), (b) the aggregate amount of all outstanding refinancing

Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to clause (7) of the definition of Permitted Liens in respect of Indebtedness for borrowed money initially incurred pursuant to this sentence and (c) the aggregate amount of all outstanding Indebtedness of the Company or any of its Restricted Subsidiaries for borrowed money incurred pursuant to clause (12) of the definition of Permitted Liens, does not at such time exceed 15% of Consolidated Net Tangible Assets.

(c) Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an affiliate of the Company of the property or assets secured by such Initial Lien.

SECTION 4.2 Reports by the Company.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall furnish to the holders and the Trustee:

(1) within 90 days after the end of each fiscal year (or if such day is not a business day, on the next succeeding business day), all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by the Company’s independent auditors;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or if such day is not a business day, on the next succeeding business day), all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and financial statements prepared in accordance with GAAP applicable to interim financial statements; and

(3) within five business days after the occurrence of any of the following events, all current reports that would be required to be filed with the Commission on Form 8-K as in effect on the Issue Date; provided that the foregoing shall not obligate the Company to make available (i) any information regarding the occurrence of any of the following events if the Company determines in its reasonable determination that such event that would otherwise be required to be disclosed is not material to the securityholders or the business, assets, operations, financial positions or prospects of the Company and its Subsidiaries, taken as a whole, (ii) an exhibit or a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Company or any of its Subsidiaries and any director, officer or manager of the Company or any of its Subsidiaries, (iii) copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K or (iv) any trade secrets, privileged or confidential information obtained from another Person and competitively sensitive information:

(a) the entry into or termination of material agreements;

(b) significant acquisitions or dispositions (which shall only be with respect to acquisitions or dispositions that are significant within the meaning of Item 2.01 of Form 8-K as in effect on the Issue Date);

(c) bankruptcy;

(d) the incurrence of a direct material financial obligation;

(e) cross-default under direct material financial obligations;

(f) a change in the Company’s certifying independent auditor;

(g) material charge for impairments;

(h) the appointment or departure of directors or executive officers (with respect to the principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer (or persons fulfilling similar duties) only);

(i) change in fiscal year;

(j) non-reliance on previously issued financial statements; and

(k) change of control transactions,

in each case, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below and subject to exceptions consistent with the presentation of information in the offering memorandum; provided, however, that the Company shall not be required to provide (i) segment reporting and disclosure (including any required by FASB Accounting Standards Codification Topic 280), (ii) separate financial statements or other information contemplated by Rules 3-05, 3-09, 3-10, 3-16, 4-08, 13-01 or 13-02 of Regulation S-X (or any successor provisions) or any schedules required by Regulation S-X, (iii) information required by Regulation G under the Exchange Act or Item 10, Item 302, Item 402 or Item 601 of Regulation S-K (or any successor provision), (iv) XBRL exhibits, (v) earnings per share information, and (vi) information regarding executive compensation and related party disclosure related to Commission Release Nos. 33-8732A, 34-54302A and IC-27444A. In addition, notwithstanding the foregoing, the Company will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (ii) otherwise furnish any information, certificates, documents or reports required by Items 307, 308, 402 or 601 of Regulation S-K (or any successor provision); provided, further, that the foregoing deadlines shall be extended to the extent the Commission provides for any grace periods extensions, exemptions, orders or other forms of relief related to the filing deadlines applicable to a “non-accelerated filer,” as defined in Rule 12b-2 of the Exchange Act.

(b) Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to Section 4.2(a), the Company shall also use its commercially reasonable efforts to post copies of such information required by Section 4.2(a) on a website (which may be nonpublic, may require a confidentiality acknowledgment and may be maintained by the Company or a third party) to which access will be given to securityholders, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), securities analysts (to the extent providing analysis of an investment in the Notes) and market making financial institutions that are reasonably satisfactory to the Company; provided that the Company may deny access to any competitively-sensitive information and reports otherwise to be provided pursuant to this paragraph to any holder, bona fide prospective investors, security analyst or market maker that is a competitor of the Company and its Subsidiaries to the extent that the Company determines in good faith that the provision of such information and reports to such Person would be competitively harmful to the Company and its Subsidiaries. The Company may condition the delivery of any such reports to such prospective investors in the Notes and securities analysts and market making financial institutions on the agreement of such Persons to (i) treat all such reports (and the information contained there) and information as confidential, (ii) not use such reports (and the information contained therein) and information for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such reports (and the information contained therein) and information.

(c) To the extent any such information is not so filed or furnished, as applicable, within the time periods specified in this Section 4.2 and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the securityholders under Section 5.1 if securityholders of at least 30% in aggregate principal amount of the then Outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

(d) In addition, to the extent not satisfied by the foregoing, the Company shall, for so long as any Notes are Outstanding, furnish to securityholders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) The Company shall use its commercially reasonable efforts, consistent with its judgment as to what is prudent at the time, to participate in quarterly conference calls (which may be a single conference call together with investors and lenders holding other securities or Indebtedness of the Company and/or its Subsidiaries) to discuss the Company’s results of operations.

(f) Notwithstanding anything to the contrary in the Indenture, if the Company has filed with the Commission the reports described in this Section 4.2 within the time periods prescribed by the SEC, including any related grace periods, extensions, exemptions or other relief provided for by the SEC, the Company shall be deemed to be in compliance with this Section 4.2.

(g) The Company may satisfy the requirements of this Section 4.2 with respect to financial information relating to the Company by furnishing financial and other information relating to any direct or indirect parent of the Company as may exist at any time in the future (any such entity the “Future Parent Entity”) instead of the Company; provided that to the extent either (x) such Future Parent Entity holds assets (other than its direct or indirect interest in the Company) that exceed 2.5% of the assets of the Company and its Subsidiaries as of such quarterly period end or (y) such Future Parent Entity has revenues (other than revenue of the Company and its Subsidiaries) that exceed 2.5% of the total revenue of the Company and its Subsidiaries for the immediately preceding quarterly period, then such information related to such Future Parent Entity shall be accompanied by consolidating information (that need not be audited) that explains in reasonable detail the differences between the information of such Future Parent Entity, on the one hand, and the information relating to the Company and its Subsidiaries on a stand-alone basis, on the other hand.

(h) Delivery of reports, information and documents to the Trustee under this Section 4.2 is for informational purposes only and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no responsibility for the filing, timeliness or content of such reports. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the Commission or EDGAR or website under the Indenture, or participate in any conference calls.

ARTICLE 5

DEFAULTS AND REMEDIES

SECTION 5.1 Events of Default.

Section 6.01 of the Base Indenture shall be superseded in its entirety by this Section 5.1 with respect to the Notes.

Each of the following is an “Event of Default” with respect to the Notes:

(a) a default in the payment of interest on the Notes when due, continued for 30 days;

(b) a default in the payment of principal of any Notes when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(c) the failure by the Company to comply with its obligations under Section 8.1;

(d) the failure by the Company to comply for 60 days after notice (as described below) with any agreement contained in the Indenture; provided that in the case of a failure by the Company to comply with any of its obligations in the covenants under Section 4.2, such period shall be 120 days after notice;

(e) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount of such Indebtedness unpaid or accelerated exceeds $150 million (the “cross acceleration provision”);

(f) (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Significant Subsidiary or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (2) the Company or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or such Significant Subsidiary or for any substantial part of its property, or shall make any general assignment for the benefit of creditors (the “bankruptcy default provisions”);

(g) any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer) in excess of  $150 million is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days after such judgment became final and non-appealable and is not paid, discharged, waived or stayed (the “judgment default provision”); or

(h) any Subsidiary Guarantee ceases to be in full force and effect (other than (i) in accordance with the terms of such Subsidiary Guarantee or (ii) in connection with the bankruptcy of a Subsidiary Guarantor so long as, in the case of this clause (ii), the aggregate assets of such Subsidiary Guarantor, together with the assets of any other Subsidiary Guarantor whose Subsidiary Guarantee ceases to be in full force and effect due to the bankruptcy thereof, are less than $150 million) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

In the case one or more Events of Default (other than an Event of Default specified in Section 5.1(f) with respect to the Company (and not just to one or more Significant Subsidiaries of the Company)) shall have occurred and be continuing with respect to the Notes, then, and in each and every such case, unless the principal amount of all the Notes shall have already become due and payable, either the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by securityholders), may declare the principal amount of all the Notes (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Original Issue Discount Securities) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding, or, if an Event of Default described in Section 5.1(f) with respect to the Company (and not just to one or more Significant Subsidiaries of the Company) shall have occurred and be continuing, and in each and every such case, unless the principal of all the Notes shall have already become due and payable, the principal amount of all the Notes then Outstanding hereunder shall automatically, and without any declaration or other action on the part of the Trustee or any securityholder, become immediately due and payable, anything in the Indenture or in the Notes contained to the contrary notwithstanding. Notwithstanding anything to the contrary in this Section 5.1, a default under Section 5.1(d) will not constitute an Event of Default until the Trustee or the holders of 30% in aggregate principal amount of the Notes then Outstanding notify the Company of the default and the Company does not cure such default within the time specified in Section 5.1(d) after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to the Holders, more than two years prior to such notice of Default.

In the event of a declaration of acceleration of the Notes because an Event of Default under Section 5.1(e) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, waived and rescinded if the Event of Default or payment default triggering such Event of Default shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any noteholder or any other Person in acting in good faith on a Noteholder Direction.

SECTION 5.2 Control by Securityholders.

The last sentence of Section 6.12 of the Base Indenture shall be superseded in its entirety by this Section 5.2 with respect to, and solely for the benefit of the holders of, the Notes.

The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.

ARTICLE 6

CONCERNING THE TRUSTEE

SECTION 6.1 Reliance on Documents, Opinions, etc.

Section 7.02(m) of the Base Indenture shall be superseded in its entirety by this Section 6.1 with respect to, and solely for the benefit of the holders of, the Notes.

(m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics and pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

SECTION 6.2 Notice of Default.

Section 7.14 of the Base Indenture is superseded in its entirety by this Section 6.2 with respect to, and solely for the benefit of the holders of, the Notes.

Within 10 days (or within 30 days in the case of any Default of the character specified in Section 5.1(d)) after the occurrence of any Default on the Notes actually known to a Responsible Officer of the Trustee, the Trustee shall transmit to all Holders, in the manner and to the extent provided in Section 15.04 of the Base Indenture, notice of such Default hereunder actually known to the Trustee, unless such Default shall have been cured or waived; provided, however, that except in the case of a Default in the payment of the principal of or interest on any Notes, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the noteholders.

ARTICLE 7

SUPPLEMENTAL INDENTURES

SECTION 7.1 Supplemental Indentures without Consent of Securityholders.

Section 10.01 of the Base Indenture is superseded in its entirety by this Section 7.1 with respect to, and solely for the benefit of the holders of, the Notes.

Without the consent of any holder of the Notes, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture:

(a) to cure any ambiguity, omission, defect or inconsistency, as evidenced to the Trustee in an Officer’s Certificate;

(b) to provide for the assumption by a Successor Company or a successor Subsidiary Guarantor of the obligations of the Company or any Subsidiary Guarantor, as applicable, under the Indenture, the Notes or a Subsidiary Guarantee, as applicable;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d) to add Subsidiary Guarantees with respect to the Notes in accordance with the Indenture or to secure the Notes or the Subsidiary Guarantees;

(e) to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(f) to make any change that would provide any additional rights or benefits to the holder of the Notes or that does not adversely affect in any material respect the rights of any holder of the Notes;

(g) to conform the text of the Indenture, the Notes or any Subsidiary Guarantee to any provision of the “Description of the Notes” section of the Final Offering Memorandum to the extent that such provision in such “Description of the Notes” section of the Final Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Notes or such Subsidiary Guarantee;

(h) at the Company’s election, to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, if such qualification is required;

(i) to make such provisions as necessary for the issuance of Additional Notes in accordance with the terms of the Indenture;

(j) to comply with the rules and procedures of any applicable securities depositary; or

(k) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (1) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (2) such amendment does not materially and adversely affect the rights of holders of the Notes to transfer Notes.

The Trustee is hereby authorized to join with the Company and any Subsidiary Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. No supplemental indenture shall be effective as against the Trustee unless and until the Trustee has duly executed and delivered the same.

SECTION 7.2 Supplemental Indentures with Consent of Holders.

Solely with respect to, and solely for the benefit of the holders of, the Notes, Section 10.02(d) of the Base Indenture is hereby deleted in its entirety and replaced with “[Reserved]”.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 8.1 Company and Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Section 11.01 of the Base Indenture is superseded in its entirety by this Section 8.1 with respect to, and solely for the benefit of the holders of, the Notes.

(a) The Company will not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(1) the Company is the surviving Person or the resulting, surviving or transferee Person or lessee (the “Successor Company”) is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by a supplemental indenture, all the obligations of the Company under the Notes and the Indenture;

(2) immediately after giving pro forma effect to such transaction or transactions (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. The Successor Company will succeed to, and be substituted for, the Company, and may exercise all of the rights and powers of the Company, under the Indenture. The Company will be relieved of all obligations and covenants under the Notes and the Indenture; provided that, in the case of a lease of all or substantially all of properties or assets of the Company, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

(b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to any Person unless:

(1) (x) such Person is the Company or a Subsidiary Guarantor, such Subsidiary Guarantor is the surviving Person or the resulting, surviving or transferee Person or lessee is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the resulting, surviving or transferee Person (if not a Subsidiary Guarantor or the Company) expressly assumes, by a supplemental indenture, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and

(y) immediately after giving pro forma effect to such transaction or transactions (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; or

(2) the transaction constitutes a sale, disposition or transfer of the Subsidiary Guarantor or the sale, conveyance, transfer or lease of all or substantially all of the assets of the Subsidiary Guarantor (in each case, other than to the Company or a Restricted Subsidiary) otherwise not prohibited by the Indenture;

and, in the case of clause (1) or (2), the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

ARTICLE 9

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.1 Covenant Defeasance.

Section 14.03 of the Base Indenture is superseded in its entirety by this Section 9.1 with respect to, and solely for the benefit of the holders of, the Notes.

The Company may cause itself to be released from its obligations, and each Subsidiary Guarantor will be discharged from its obligations under the Subsidiary Guarantee, under Sections 2.7, 3.9, 4.1, 4.2, 5.1(e) (the cross acceleration provision), 5.1(f) (solely with respect to the Significant Subsidiaries) (the bankruptcy default provision) and 5.1(g) (the judgment default provision) of this Fourth Supplemental Indenture with respect to the Notes on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Notes, the Company may omit to comply with and shall have no liability, and each Subsidiary Guarantor shall have no liability with respect to the Subsidiary Guarantee, in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Fourth Supplemental Indenture, the Base Indenture and the Notes shall be unaffected thereby.

Following a covenant defeasance, payment of the Notes may not be accelerated because of an Event of Default under Sections 5.1(c), 5.1(d), 5.1(e) (solely with respect to the Significant Subsidiaries), 5.1(f) or 5.1(g) or because of the failure of the Company to comply with Section 8.1(a)(2) or 8.1(b)(1)(y) of this Fourth Supplemental Indenture.

ARTICLE 10

ORIGINAL ISSUE OF NOTES

SECTION 10.1 Original Issue of Notes.

Notes in the aggregate principal amount of up to $700,000,000 may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by any Authorized Officer, as defined in the Indenture, without any further action by the Company.

ARTICLE 11

MISCELLANEOUS

SECTION 11.1 No Sinking Fund.

The Notes are not entitled to the benefit of any sinking fund.

SECTION 11.2 Ratification of Indenture.

The Base Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 11.3 Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

SECTION 11.4 Governing Law.

This Fourth Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 11.5 Separability.

In case any one or more of the provisions contained in this Fourth Supplemental Indenture or in the Notes shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fourth Supplemental Indenture or of the Notes, but this Fourth Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 11.6 Reserved.

SECTION 11.7 Fourth Supplemental Indenture Governs.

This Fourth Supplemental Indenture is supplemental to the Base Indenture, and this Fourth Supplemental Indenture and the Base Indenture shall hereafter be read together with respect to the Notes. If any term or provision contained in this Fourth Supplemental Indenture shall conflict or be inconsistent with any term or provision of the Base Indenture, the terms and provisions of this Fourth Supplemental Indenture shall govern with respect to the Notes.

SECTION 11.8 Counterparts and Electronic Signature.

This Fourth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Fourth Supplemental Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Fourth Supplemental Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Fourth Supplemental Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that any Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing any Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties. For the avoidance of doubt and only with respect to the Notes, this Section shall be deemed to amend Section 2.06 of the Base Indenture to permit (i) electronic signatures of the Notes by the officers of the Company specified therein and attested to by the Secretary or Assistant Secretary of the Company and (ii) authentication by the Trustee to be executed by manual, electronic or facsimile signature and provide that any Note executed, authenticated and delivered in such manner shall be valid and obligatory for all purposes under this Fourth Supplemental Indenture and entitled to the benefits thereunder and hereunder.

SECTION 11.9 The Trustee.

In the performance of its obligations set forth herein, the Trustee shall be entitled to all of the benefits, protections, indemnities and immunities afforded to it under the Base Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed by their authorized respective officers as of the day and year first above written.

THE CHEMOURS COMPANY, as Issuer By: /s/ Shane Hostetter Name: Shane Hostetter Title: Senior Vice President, Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: /s/ Mary Miselis

Name: Mary Miselis
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: /s/ Peter Bono

Name: Peter Bono
Title: AVP

THE CHEMOURS COMPANY FC, LLC, as a Subsidiary Guarantor By: /s/ Shane Hostetter Name: Shane Hostetter Title: Senior Vice President, Chief Financial Officer

[Signature Page to the Fourth Supplemental Indenture]

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO THE NOTES

Section 1.1 Definitions.

(a) Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note bearing, if required, the appropriate restricted securities legend set forth in Section 2.2(d) of this Appendix.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Resale Restriction Termination Date” means, in the case of Transfer Restricted Notes sold in reliance on Rule 144A, the expiration of the applicable holding period with respect to such Notes set forth in Rule 144(d)(i) of the Securities Act and, in the case of Transfer Restricted Notes sold in reliance on Regulation S, 40 days after the later of the original issue date of such Notes and the date on which such Notes (or Additional Notes) (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Transfer Restricted Notes” means Initial Notes or Additional Notes that bear or are required to bear the transfer restrictions legend set forth in Section 2.2(d)(i) hereof.

“Unrestricted Notes” means any Notes that are not Transfer Restricted Notes.

(b) Other Definitions.

Term	Defined in Section:
“Permanent Regulation S Global Note”	2.1(b)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(b)
“Restricted Global Note”	2.1(a)
“Restricted Period”	2.1(b)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

Section 2.1 The Notes.

(a) Form and Dating. Initial Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) (“Rule 144A Global Notes”) shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, and Notes offered and sold in reliance on Regulation S under the

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Securities Act (“Regulation S”) shall be issued initially in the form of one or more temporary Global Notes in fully registered form (“Temporary Regulation S Global Notes”), in each case, without interest coupons and with the Global Notes legend set forth in Exhibit A and the Transfer Restricted Notes legend set forth in Section 2.2(d) hereof (each security, unless and until becoming an Unrestricted Note, a “Restricted Global Note”), which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Additional Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more permanent Rule 144A Global Notes, and Additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, in each case, without interest coupons and with the Global Notes legend set forth in Exhibit A and the Transfer Restricted Notes legend set forth in Section 2.2(d) hereof, which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. Separate Global Notes shall be issued to represent Rule 144A Global Notes and Regulation S Global Notes so long as required by law or the Depositary.

Except as set forth in this Section 2.1(b), beneficial interests in a Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of the Initial Note or Additional Note represented by such Temporary Regulation S Global Note and the closing of such offering (such period, the “Restricted Period”) and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Company and the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

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Prior to the expiration of the Restricted Period, beneficial interests in a Temporary Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (ii) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person who the transferor reasonably believes to be a QIB and is purchasing for its own account or the account of a QIB, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes.

Beneficial interests in a Rule 144A Global Note that is a Transfer Restricted Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, as operator of Clearstream.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as provided herein and in the Indenture.

(c) Definitive Notes. Except as provided in Section 2.2 or 2.3 hereof, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive Definitive Notes. Definitive Notes shall be exchangeable for beneficial interests in Global Notes only as provided in Section 2.2 hereof.

Section 2.2 Transfer and Exchange

(a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(i) Notwithstanding any other provisions of this Appendix, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee

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of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(ii) In the event that a Restricted Global Note is exchanged for Definitive Notes pursuant to Section 2.3, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification requirements set forth on the reverse of the Transfer Restricted Notes intended to ensure that such transfers comply with Rule 144A or Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request (x) to register the transfer of such Definitive Notes or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a Transfer Restricted Notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.2(c) hereof or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company or any Subsidiary of the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (1) a certification to that effect and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.2(d)(i) hereof.

(c) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly

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endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or directing the Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (c)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (c)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(d) Legend.

(i) Except as permitted by the following subclauses (ii), (iii) and (iv), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF THE CHEMOURS COMPANY (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS

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SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WERE THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)][IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) OR (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Temporary Regulation S Global Note shall also bear the following legend:

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY

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REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii) The Company, acting in its discretion, may remove the Transfer Restricted Notes legend set forth in clause (d)(i) above from any Transfer Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Note. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Note, an Unrestricted Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a Company Order stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Note has occurred and requesting the authentication and delivery of an Unrestricted Note in exchange therefor given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note to the Depositary or pursuant to such Depositary’s instructions or hold such Note as Custodian and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Note, shall itself, surrender such Transfer Restricted Note in exchange for such Unrestricted Note without such legend and thereupon cancel such Transfer Restricted Note so surrendered, all as directed in such order.

For purposes of this Section 2.2(d)(ii), all provisions relating to the removal of the legend set forth in clause (d)(i) above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Transfer Restricted Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred.

Each holder of any Notes evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the legend set forth in Section 2.2(d)(i) hereof (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.

(iii) Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the legend set forth in clause (d)(i) above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144 (such certification to be

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in the form set forth on the reverse of the Note).

(e) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Company for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g) No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only in the circumstances described in Section 2.4 of the Fourth Supplemental Indenture and only if such transfer complies with Section 2.2 hereof.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary or the Custodian located at its Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof, and registered in such

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names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.2 hereof, bear the Transfer Restricted Notes legend and Definitive Notes legend.

(c) In no event shall beneficial interests in the Temporary Regulation S Global Note be transferred or exchanged for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

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EXHIBIT A

[Form of Face of Note]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]1

[Transfer Restricted Note Legend]

THIS OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF THE CHEMOURS COMPANY (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WERE THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)][IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], EXCEPT: (A) TO

1 Note: To be included in a Global Note.

THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) OR (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[Definitive Note Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Temporary Regulation S Global Note Legend]

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

A-2

$[ ]

NUMBER [ ]	CUSIP No.[2] [ ]
ISIN No. [3] [ ]

THE CHEMOURS COMPANY
7.875% SENIOR NOTE DUE 2034

THE CHEMOURS COMPANY, a Delaware corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of $ DOLLARS on March 15, 2034 (except to the extent redeemed or repaid prior to that date). The Company shall pay interest on such principal amount at the rate of 7.875% per annum, until payment of such principal amount has been made or duly provided for, semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”). Interest shall be payable on each Interest Payment Date, commencing on September 15, 2026, and at the stated maturity or earlier redemption or repayment (the “Maturity Date”). If the Company shall default in the payment of interest due on any Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on this Note, from March 12, 2026 (the “Original Issue Date”).

Interest on this Note shall accrue from the Original Issue Date until the principal amount is paid or duly provided for. Interest (including payments for partial periods) shall be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any Interest Payment Date or the Maturity Date shall include interest accrued from, and including, the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from, and including, the Original Issue Date, if no interest has been paid or duly provided for) to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be. If the Maturity Date or any Interest Payment Date falls on a day which is not a Business Day (as defined below), principal of or interest payable with respect to the Maturity Date or such Interest Payment Date shall be paid on the succeeding Business Day, and no additional interest shall accrue as a result of that postponement. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the regular record date for such Interest Payment Date, whether or not a Business Day. The regular record date shall be the close of business on March 1 and September 1 preceding an Interest Payment Date. “Business

2 144A CUSIP: 163851 AL2 / RegS CUSIP: U16309 AL7

3 144A ISIN: US163851AL27 / RegS ISIN: USU16309AL77

Day” means any weekday that is not a legal holiday in New York, New York or Wilmington, Delaware and that is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company designated as provided in the Indenture. However, interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Company relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date shall be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Paying Agent, at Deutsche Bank Trust Company Americas, One Columbus Circle New York, New York 10019. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.

References herein to “U.S. dollars,” “U.S.$,” or “$” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee (as described on the reverse hereof) or by an authenticating agent on behalf of the Trustee by manual, electronic or facsimile signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

THE CHEMOURS COMPANY

By: ______________________________
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

by _______________________
Authorized Signatory

(REVERSE OF NOTE)

THE CHEMOURS COMPANY
7.875% SENIOR NOTE DUE 2034

SECTION 1. General. This Note is one of a duly authorized series of Securities of the Company unlimited in aggregate principal amount (herein called the “Notes”) issued and to be issued under an Indenture dated as of November 27, 2020 (herein called the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor trustee to U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank Trust Company) (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Fourth Supplemental Indenture dated as of March 12, 2026 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. All terms used in this Note and that are not defined herein shall have the meanings assigned to those terms in the Indenture. The series of which this Note is a part also is designated as the Company’s 7.875% Senior Notes due 2034, initially in the principal amount of $700,000,000. The Trustee initially shall act as Security Registrar, Transfer Agent and Paying Agent in connection with the Notes.

SECTION 2. No Sinking Fund. This Note is not entitled to the benefit of any sinking fund.

SECTION 3. Redemption and Repayment. (a) The Notes are redeemable at the option of the Company, subject to the terms and conditions of Article 3 of the Base Indenture, in whole or in part, at any time and from time to time (x) prior to March 15, 2029, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date) or (y) on and after March 15, 2029, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to, but excluding, the redemption date (subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date), if redeemed beginning on March 15 of the years indicated below:

Date	Percentage
2029	103.938%
2030	101.969%

Date	Percentage
2031 and thereafter	100.000%

In addition, prior to March 15, 2029, the Company may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price equal to 107.875% of the aggregate principal amount of such Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date (subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date), with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the aggregate principal amount of the Notes originally issued under this Fourth Supplemental Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

In connection with any tender offer for all of the outstanding Notes at a price of at least 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, by first class mail to each holder of Notes, or by electronic delivery, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.

SECTION 4. Defeasance. The provisions of Article 6 of the Fourth Supplemental Indenture and Article 14 of the Base Indenture apply to this Note.

SECTION 5. Events of Default. If an Event of Default (as defined in the Fourth Supplemental Indenture) shall occur with respect to this Note, the principal of all the Notes may be declared due and payable, or may become automatically due and payable without any action by the holder of this Note or the Trustee, in each case in the manner and with the effect provided in the Indenture.

SECTION 6. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment or supplement thereof and the modification of the rights and obligations of the Company and the rights of the holders of this Note under the Indenture at any time by the Company with the consent of the holders of not less than a majority of the aggregate principal amount of the Notes then Outstanding and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the holders of all such Notes to waive compliance by the Company with certain provisions of the Indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes) and certain past or existing Defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

SECTION 7. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

SECTION 8. Authorized Denominations. The Notes are issuable only as registered Notes without coupons in the minimum denominations of Two Thousand Dollars ($2,000) and any whole multiples of One Thousand Dollars ($1,000). As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

SECTION 9. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register or registry of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by DTC shall evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Company shall recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the

Notes for all purposes, including payment of principal, premium (if any) and interest, notices, and voting. Transfer of the principal, premium (if any), and interest to beneficial owners of the Notes by participants of DTC shall be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed shall be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Company shall not be responsible or liable for such transfers or payments or for maintaining, supervising, or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, the Paying Agent, and any agent of the Company may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and none of the Company, the Trustee, the Paying Agent or any such agent of the Company shall be affected by notice to the contrary.

SECTION 10. Authentication Date. The Notes of this Series shall be dated the date of their authentication.

SECTION 11. Defined Terms. All terms used in this Note which are not defined herein, but are defined in the Indenture, shall have the meanings assigned to them in the Indenture.

SECTION 12. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to _____________________________________
(Insert assignee’s legal name)

________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: ______________________________________

Your Signature: _________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee4:

[Include the following only if the Transfer Restricted Notes legend is included hereon]

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(d)(i) of the Securities Act (or, in the case of Regulation S Notes, prior to the expiration of the Restricted Period), the undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

(1)	FORMCHECKBOX	to the Company or a Subsidiary of the Company; or
(2)	FORMCHECKBOX	pursuant to a registration statement that has been declared effective under the Securities Act of 1933; or
(3)	FORMCHECKBOX

for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person who the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that is purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	FORMCHECKBOX

pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	FORMCHECKBOX	pursuant to another exemption from registration under the Securities Act of 1933 (other than Regulation S under the Securities Act of 1933).

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Company and the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as each of the Company and the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and any Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 2.7 of the Fourth Supplemental Indenture, check the box below:

□ Section 2.7

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.7 of the Fourth Supplemental Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in Global Form.

EXHIBIT B

Form of Supplemental Indenture to be Delivered by Additional Subsidiary Guarantors

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [] among [ ] (the “Subsidiary Guarantor”), a [ ] and a [direct][indirect] subsidiary of The Chemours Company (the “Company”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered an Indenture (the “Base Indenture”), dated as of November 27, 2020 to the Deutsche Bank Trust Company Americas, as successor trustee to U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank trust Company) and a Fourth Supplemental Indenture, dated as of March 12, 2026 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to the Trustee, providing for the issuance of the 7.875% Senior Notes due 2034 (the “Notes”);

WHEREAS, Section 3.9 of the Fourth Supplemental Indenture provides that under certain circumstances the Company will cause the Subsidiary Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the Subsidiary Guarantor will guarantee payment of the Notes on the same terms and conditions as those set forth in Article 3 of the Fourth Supplemental Indenture; and

WHEREAS, pursuant to Section 10.01(d) of the Base Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

For and in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guarantees. The Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s obligations under the Notes (including the Guaranteed Obligations) on the terms and subject to the conditions set forth in Article 3 of the Fourth Supplemental Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK,

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AND FOR ALL PURPOSES SHALL BE CONSTRUED UNDER THE LAWS OF SUCH STATE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

THE CHEMOURS COMPANY

By:
Name:
Title:

[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

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